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UJB FINANCIAL CORP.                                                                                      Exhibit (28)B
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
                                                                             Six Months Ended   Three Months Ended
                                                                                 June 30,           June 30,
                                                                            -----------------   -----------------
                                                                             1994*    1993**      1994     1993
                                                                            -------- --------   -------- --------
Interest Income
  Interest and fees on loans                                               $322,659 $331,492   $166,056 $165,473
  Interest on investment securities:
      taxable                                                                79,130   85,892     41,633   45,853
      tax-exempt                                                             11,264   13,147      5,823    6,283
  Interest on investment securities available for sale                       26,791   16,936     13,135    7,390
  Interest on Federal funds sold and securities
    purchased under agreements to resell                                        441      588        231       37
  Interest on trading account securities                                        437      725        180      361
  Interest on deposits with banks                                               260      183        103       58
                                                                            -------- --------   -------- --------
      Total interest income                                                 440,982  448,963    227,161  225,455
Interest Expense
  Interest on savings and time deposits                                     109,722  140,057     55,426   66,823
  Interest on commercial certificates of deposit
    $100,000 and over                                                         4,608    3,754      2,736    2,165
  Interest on borrowed funds                                                 36,497   26,211     21,131   14,150
                                                                            -------- --------   -------- --------
      Total interest expense                                                150,827  170,022     79,293   83,138
                                                                            -------- --------   -------- --------
      Net interest income                                                   290,155  278,941    147,868  142,317
  Provision for loan losses                                                  37,000   50,000     18,500   25,000
                                                                            -------- --------   -------- --------
      Net interest income after  provision for loan losses                  253,155  228,941    129,368  117,317
Non-Interest Income
  Service charges on deposit accounts                                        32,207   29,548     16,323   14,789
  Service and loan fee income                                                19,312   16,046     10,230    8,314
  Trust income                                                               11,086   10,725      5,279    5,151
  Investment securities gains                                                 1,788    6,773        513      214
  Trading account gains                                                          88      860          9      416
  Other                                                                      22,750   24,378     11,111   12,284
                                                                            -------- --------   -------- --------
      Total non-interest income                                              87,231   88,330     43,465   41,168
Non-Interest Expenses
  Salaries                                                                   87,845   89,888     44,110   45,268
  Pension and other employee benefits                                        27,113   28,880     13,343   14,012
  Occupancy, net                                                             25,809   24,367     12,122   11,726
  Furniture and equipment                                                    24,030   22,195     12,248   11,352
  Other real estate provision and operating expenses                          9,550   22,956      5,497    8,016
  FDIC insurance assessment                                                  13,489   16,047      6,742    7,978
  Advertising and public relations                                            5,398    5,251      2,708    2,674
  Other                                                                      53,053   55,064     27,164   26,866
                                                                            -------- --------   -------- --------
      Total non-interest expenses                                           246,287  264,648    123,934  127,892
                                                                            -------- --------   -------- --------
      Income before income taxes                                             94,099   52,623     48,899   30,593
  Federal and state income taxes                                             33,368   13,671     17,289    8,168
                                                                            -------- --------   -------- --------
      Income before cumulative effect of a change in accounting principle    60,731   38,952     31,610   22,425
  Cumulative effect of a change in accounting principle                      (1,731)   3,816          -        -
                                                                            -------- --------   -------- --------
      Net Income                                                           $ 59,000 $ 42,768   $ 31,610 $ 22,425
                                                                            ======== ========   ======== ========
Net Income Per Common Share:
Income before cumulative effect of a change in accounting principle        $   1.15 $   0.75   $   0.60 $   0.43
Cumulative effect of a change in accounting principle                         (0.03)    0.07          -        -
                                                                            -------- --------   -------- --------
     Net Income Per Common Share                                           $   1.12 $   0.82   $   0.60 $   0.43
                                                                            ======== ========   ======== ========
Average Common Shares Outstanding (in thousands)                             51,877   51,103     51,981   51,186
                                                                            ======== ========   ======== ========
  *    Effective January 1994, the company adopted SFAS No.112, Accounting for Postemployment Benefits.
  **   Effective January 1993, the company adopted SFAS No.109, Accounting for Income Taxes.
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